[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
Exhibit 10.2

SUPPLY AGREEMENT

Dow Corning Corporation, a Michigan corporation with its principal place of business at 2200 W. Salzburg Road, Midland, Michigan 48686 (“Dow Corning”) agrees to sell Product(s) (as defined below) to Enphase Energy, Inc., a Delaware corporation with its principal place of business at 1420 N. McDowell Blvd., Petaluma, California 94954 (“Buyer”) and Buyer agrees to purchase Product(s) from Dow Corning according to the terms and conditions set forth below. Each of Dow Corning and Buyer may be individually referred to as a “Party” and collectively as the “Parties.”

1.	TERM

1.1
This Agreement will be in effect from April 22, 2014 (the “Effective Date”) until December 31, 2015 (the “Initial Term”), and may be extended upon the mutual written agreement of the Parties for additional calendar year periods (each such calendar year, a “Renewal Term” and collectively the Initial Term and each Renewal Term will be defined as the “Term”).

2.	PRODUCT(S)

2.1
The Product(s) subject to this Agreement are listed in Exhibit A (the “Product(s)”) and will be sold in the packages and at the prices set forth in Exhibit A. During the Term, Dow Corning may offer and make available to Buyer any alternative, new or subsequent generation of Product(s) sold or supplied by Dow Corning (“New Product(s)”) and such New Product(s) may be purchased by Buyer under the terms of this Agreement. The Product Specifications (as defined below) of any New Product(s) will be as mutually agreed to by the Parties and will be subject to the quality requirements set forth in Section 3 herein.

2.2
Each of Dow Corning and Buyer desire to collaborate in evaluating future application and development opportunities to continue to meet evolving performance and cost standards during the Term, and may either amend this Agreement to include such opportunities, or enter into other agreements for such Product(s). The preceding sentence notwithstanding, each of Dow Corning and Buyer reserve the right to accept or reject any future opportunities to collaborate, and will make independent business judgments regarding each such opportunity.

3.	QUALITY AND PRODUCT SPECIFICATIONS

3.1
The Product(s) will meet the Dow Corning Product Specifications (the “Product Specifications”) set forth in Exhibit B. No changes to the Product Specifications will be implemented without agreement by both Parties. The “Minimum Shelf-Life” for the Product(s) will be (a) from the Effective Date through [***], at least nine (9) months from the date of shipment of the Product(s) to Buyer, and (b) from [***] through the remainder of this Agreement, at least twelve (12) months from the date of shipment of the Product(s) to Buyer.

3.2	Dow Corning’s production facility has ISO9001 registration and has implemented change management procedures in compliance with ISO9001 requirements.

3.3
During Dow Corning’s internal quality control and testing, Dow Corning will ensure compliance with: (i) the Product Specifications; (ii) only to the extent applicable, relevant and reasonable to Supplier’s status as a liquid materials supplier and not a parts supplier, the Buyer’s Advanced

Product Quality Planning process (the “APQP Process”), previously provided by Buyer to Dow Corning, and (iii) any future product specifications mutually agreed to by the Parties. Dow Corning will provide Buyer with written certification of compliance with the foregoing in a form that is mutually acceptable to the Parties.

4.	PRODUCT TESTING AND QUALIFICATION

4.1
The Product(s) will be deemed as “Qualified” once: (i) Buyer’s Product Validation group successfully completes its internal testing results of the Product(s) and signs-off on its results in Buyer’s Arena system; (ii) the Product(s) comply with the Product Specifications; (iii) the APQP Process is successfully completed; and (iv) Parts Submission Warrant is formally signed-off by Buyer’s Supplier Quality Engineer and is formally released in Buyer’s Arena System.

4.2
In the event that the Product(s) cannot be Qualified, the Parties agree to work together to resolve any issues related to the Qualification of the Product(s); provided however, that Buyer may, if Buyer and Dow Corning mutually agree that use of the Product(s) is commercially unreasonable due to delay, cost, performance or any other reason, and Dow Corning is unable to remedy such determination within thirty (30) days, terminate this Agreement upon ten (10) days’ notice.

5.	PRICE AND QUANTITY

5.1	The “Purchase Price” for the Product(s) or New Product(s) will be as specified in Exhibit A.

5.2
Buyer’s minimum purchase obligation in calendar year 2014 is [***]kg of Products between July 1, 2014 and December 31, 2014, and in calendar year 2015 is [***]kg of Products (the “Minimum Volume Commitment”). Dow Corning’s maximum supply obligation is [***]kg of Products in calendar year 2014 and [***]kg of Products in calendar year 2015. Unless otherwise agreed, Dow Corning’s monthly supply obligation will not exceed 200% of Buyer’s average monthly purchase obligation (calculated as the Minimum Volume Commitment divided by the number of months in the relevant calendar year). In the event that Buyer purchases at least the Minimum Volume Commitment in [***], then Dow Corning agrees that for calendar year [***], the Purchase Price for the Product(s) will be [***] percent less than the amount set forth on Exhibit A.

5.3
If, during the period of time between the Effective Date and June 30, 2015 (the “Price Protection Period”), Dow Corning sells to any other party any quantity of the same grade and quality of the Product(s) or New Product(s) for like use, and at a price lower than the Purchase Price or Purchase Price less the discounts provided for in Section 5.2, then Dow Corning will apply such lower price to all Product(s) purchased by Buyer during the Price Protection Period. In the event the application of this Section creates a rebate for the benefit of Buyer, Dow Corning will issue a credit to Buyer’s account for such amount within thirty (30) days of the determination thereof.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.4
In the event that Buyer desires, at a later date, to have a designated agent that is approved in writing by Dow Corning purchase the Products directly from Dow Corning, Dow Corning will count such purchases towards Buyer’s Minimum Volume Commitment.

6.	FREIGHT AND SHIPPING DESTINATION(S); TITLE AND RISK OF LOSS

6.1
Freight terms are INCOTERMS 2010 [***] to Flextronics Electronics Technology(Shenzhen) Co., LTD # 89 Yong Fu Road, Tong Fu Yu Industrial Park, Fu Yong Town, Bao An District, Shenzhen, 518103 P.R. China or any other location agreed to by Buyer and Dow Corning. Title and risk of loss with respect to all Products shall pass to Buyer upon delivery pursuant to [***] terms. Except as set forth in Section 6.4, Dow Corning will deliver the Product(s) in full container loads (84 drums/42 kits, double stacked) from Dow Corning’s bonded warehouse in Hong Kong. Upon notification from Dow Corning for shipment release against a purchase order placed by Buyer to Dow Corning, Buyer or its designated agent must complete Import Customs Clearance and provide confirmation thereof to Dow Corning prior to completion of the shipment.to Flextronics warehouse in Shenzhen, China.

6.2
For rush orders (with requested shipping date less than fifteen (15) business days prior to order, per Section 7 below), freight terms are INCOTERMS 2010 FCA Dow Corning’s bonded warehouse in Hong Kong.

6.3	Dow Corning will select the carrier and the routing.

6.4	In the event Buyer requests shipments in increments smaller than full container loads, freight terms will be INCOTERMS 2010 FCA Dow Corning’s bonded warehouse in Hong Kong.

7.	ORDERS
Buyer’s order must be received at least fifteen (15) business days prior to requested shipping date. Dow Corning will use reasonable commercial efforts to meet requested shipping dates that specify timelines shorter than fifteen (15) business days.

8.	FORECAST
On the first (1st) business day of each month, Buyer will provide Dow Corning a three-month rolling forecast of purchases for each Product. Only the first month of each three-month forecast will be considered a binding commitment on the part of Buyer to purchase and of Dow Corning to supply the corresponding volume of Product(s) subject to the Quantity provisions set forth in this Agreement; the balance of such three-month forecast is for planning purposes only.

9.	PAYMENT

9.1
Provided that Product(s) has been delivered and Accepted, payment for such Product(s) must be delivered to Dow Corning within [***] calendar days from the date that an undisputed invoice (“Undisputed Invoice”) has been received by Buyer’s accounts payable group (“AP”). Buyer will be entitled to a [***] percent discount off of the amounts in an Undisputed

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Invoice if Buyer pays the full amount of the Undisputed Invoice within [***] business days from the date of receipt of invoice. Dow Corning agrees that it will invoice AP via email at the following address and that the date of the email transmission will serve as the invoice receipt date.

Email Address for AP: AP@enphaseenergy.com

9.2
In the event that Buyer, in good faith, is not in material agreement with the amount owed in a particular invoice (a “Disputed Invoice”), then Buyer will notify Dow Corning in writing (email communication will be considered sufficient written notice for this Section 9.2) within five (5) business days of receipt of the Disputed Invoice (“Notice Date”). The parties agree to attempt to resolve the Disputed Invoice within thirty (30) calendar days from the Notice Date (the “Negotiation Period”). Upon resolution of a Disputed Invoice (agreement as to appropriate amount), Buyer shall pay such Invoice within ten (10) calendar days of such resolution (or the original due date of such Invoice, whichever is later). Early payment discounts will not be available or applied for invoices paid after they have been Disputed Invoices. In the event that the parties are unable to resolve the Disputed Invoice within the Negotiation Period, then the parties agree to resolve such Disputed Invoice pursuant to the terms of Section 20.

9.3
Other than as required by law, Buyer will not make deductions, counterclaims or set-offs to justify withholding payment of any invoice amount in whole or in part. Failure to pay Undisputed Invoices when due, failure to pay finance charges when assessed or making deductions, counterclaims or set-offs from invoices will result in delayed or cancelled shipments until such Undisputed Invoices have been paid, or termination of this Agreement by Dow Corning. Buyer agrees to pay Dow Corning’s collection costs, including reasonable attorney fees.

10.	BUYER’S KNOWLEDGE AND EXPERIENCE WITH THE PRODUCT

10.1
Buyer acknowledges and understands that it is familiar with and understands the nature of the Product(s) and that it may be dangerous when handled, used, sold, stored, transported or disposed. Buyer will follow safe handling, use, selling, storage, transportation, and disposal practices for the Product(s), will instruct its employees, contractors, agents, and customers in these practices, and take appropriate action with respect to the Product(s) to avoid releases or other dangers to persons, property, or the environment. Buyer acknowledges and agrees that it has the requisite expertise, experience and equipment for the conduct of all the aforementioned activities with the Product(s), and Buyer assumes all risks of doing so.

10.2
Buyer shall indemnify, defend and hold harmless Dow Corning, its affiliates and the employees, agents, officers, directors and shareholders of Dow Corning and/or its affiliates for all claims, damages, and related costs, including reasonable attorney fees, arising out of Buyer’s noncompliance with any of its commitments under this Section.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.3
Dow Corning will make available to Buyer all relevant Material Safety Data Sheets and Product Data Sheets relating to the Product(s). Buyer will only use the Product(s) in accordance with such Material Safety Data Sheets and Product Data Sheets.

10.4
In the event that Dow Corning discovers that Buyer has failed to comply with the terms of this Section 10, then Dow Corning agrees to give Buyer written notice of such non-compliance. Buyer will then have fifteen (15) business days to cure such non-compliance and to notify Dow Corning of the steps taken to remedy the non-compliance. If Buyer fails to remedy the non-compliance and notify Dow Corning, then Dow Corning may terminate this Agreement immediately upon written notice.

11.	END USE
Buyer is responsible to determine the suitability of the Product(s) purchased for the use contemplated by Buyer. Additionally, Buyer agrees not to knowingly sell or use the Product(s) in a finished medical device or pharmaceutical end-use applications. Dow Corning may terminate this Agreement immediately upon notice to Buyer in the event of breach of this obligation.

12.	LIMITED WARRANTY

Dow Corning warrants that the Product(s) supplied under this Agreement meet the Product Specifications, will convey good title to the Product(s), and that the Product(s) will be delivered free from any lawful security interest, lien or encumbrance unknown to Buyer. TO THE FULLEST EXTENT PERMITTED BY THE APPLICABLE LAW, THE ABOVE WARRANTY IS IN LIEU OF ALL OTHER WRITTEN OR UNWRITTEN, EXPRESS OR IMPLIED WARRANTIES. DOW CORNING EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES INCLUDING MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND ANY OTHER WARRANTIES ARISING FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR USAGE OF TRADE.

13.	BUYER’S REMEDIES

13.1
If the Product(s) provided by Dow Corning are deemed, by both Dow Corning and Buyer, to be nonconforming upon Buyer’s receipt, Dow Corning will either (a) replace the Product(s) in question with Product(s) that meet the quality requirements of this Agreement, or (b) credit Buyer the Purchase Price of the Product(s) shown to be other than as warranted (if Buyer agrees to such credit in lieu of replacement Product(s)). For Product(s) that are deemed defective pursuant to this Section:

13.1.1	A Return Authorization Number (RMA) will be assigned by Dow Corning;

13.1.2	Dow Corning will be responsible for selecting the carrier and routing all returns and replacement Product shipments;

13.1.3	Dow Corning will be responsible for all reasonable costs associated with the return and replacement of such Product(s);

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.1.4
If replacement Product(s) are deemed necessary, Dow Corning will use its best commercial efforts to ensure that such replacement Product(s) are delivered to the location specified in this Agreement within Buyer’s requested timeline; and

13.1.5	Dow Corning will provide Buyer with a failure analysis report (8D report) within forty-five (45) days following receipt of returned Product(s), subject to the complexity of the failure.

13.2
Any remedy to be received by Buyer pursuant to Section 13.1 is conditional upon Buyer giving Dow Corning notice of any claim within thirty (30) calendar days from the expiration of Minimum Shelf Life of the Product(s) or two (2) years from the date the claim arose, whichever occurs later. Failure by Buyer to give notice of a claim within this period will constitute a waiver by Buyer of any such claim. If requested by Dow Corning, all unconsumed Product(s) alleged by Buyer to be other than as warranted will be returned to Dow Corning freight collect.

14.	LIMITATION OF LIABILITY

EXCEPT AS PROVIDED IN THIS AGREEMENT, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY WHETHER IN CONTRACT OR TORT OR FOR BREACH OF STATUTORY DUTY, FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL, OR SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOST REVENUES AND PROFITS EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS WILL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF THE LIMITED REMEDY OR ANY OTHER REMEDY SET FORTH IN THIS AGREEMENT.

15.	TAXES

15.1	Any tax, duty or other governmental charge now or in the future levied upon the production, sale, use or shipment of the Product(s) may, at Dow Corning’s option, be added to the purchase price.

15.2	Income taxes imposed upon Dow Corning are excluded from this definition of taxes.

16.	FORCE MAJEURE

16.1
Dow Corning will incur no liability due to delay in performance, non-performance or other failure to meet any obligation to the Buyer caused by circumstances beyond its control (a “Force Majeure Event”) including but not limited to war, fire, flood, strike, labor troubles, breakage of equipment, accident, riot, act of governmental authority, Acts of nature or the inability to obtain, on terms judged reasonable by Dow Corning, raw materials (including energy source) used in connection with the Product(s). Dow Corning may, during any shortage due to a Force Majeure Event, allocate its raw materials and finished Product(s) in any manner that, in the opinion of Dow Corning, is fair and reasonable. Buyer will incur no liability due to inability of Buyer to have Product delivered due to a Force Majeure Event.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

17.	TERMINATION

17.1
A party may terminate this Agreement for cause if the other party fails to remedy any default in its compliance with any representation or warranty or in its performance of any covenant or obligation under this Agreement within thirty (30) calendar days after written notice thereof. Where the default is incapable of remedy the party suffering the default may terminate this Agreement immediately upon notice to the other party.

17.2
Either party may unilaterally terminate this Agreement at any time upon five (5) business days written notice in the event of the institution by or against either party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of that party’s debts, upon either party making an assignment for the benefit of creditors, or upon either party’s dissolution or ceasing to do business.

17.3
If Dow Corning discontinues the sale of any Product(s) for the application(s), market(s) or industries served by Buyer, then Dow Corning may, upon at least 270 days prior written notice, remove the discontinued Product(s) from this Agreement without any further obligation to Buyer (such date after 270 days, the “EOL Date”). Buyer reserves the right to order the Product(s) until the EOL Date, and Dow Corning will be obligated to accept commercially reasonable orders that it is capable of meeting until the EOL Date. For purchases during such 270 day period, Buyer must accept delivery of all Product(s) ordered during such 270 day period within ninety (90) days of such order.

17.4	Termination of this Agreement due to default by Dow Corning will not relieve Dow Corning of any obligation or liability arising prior to such termination (including the notice period in Section 17.3).

17.5
Survival. Sections titled “Buyer’s Knowledge and Experience with the Product,” “End Use,” “Limited Warranty,” “Buyer’s Remedy,” “Limitation of Liability,” and “Audit Rights” will survive termination of this Agreement.

18.	AUDIT RIGHTS

Buyer may request (at Buyer’s expense) that a third party conduct an audit of Dow Corning’s relevant books and records at any commercially reasonable time to confirm compliance with the terms of Section 5.3, provided that Buyer will not be permitted to conduct such an audit more than one time in any 365 day period. Such auditor will be required to sign a non-disclosure agreement prohibiting the auditor from disclosing to any party, including Buyer, any information provided to the auditor by Dow Corning, except that the auditor will provide a confidential report to Buyer and Dow Corning limited to the auditor’s determination as to whether Dow Corning complied with Section 5.3 hereof during the period of time at issue.  The determination of such auditor will be final and binding on the parties (absent bad faith or manifest error by such auditor). Upon termination of this Agreement for any reason, Buyer will have the right to request that a final audit be conducted.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

19.	NON-ASSIGNMENT

Buyer will not assign or transfer its rights and duties under this Agreement without Dow Corning’s prior written consent; provided however, that a change in control of Buyer will not be deemed an assignment. In the event Dow Corning agrees in writing to a proper assignment, this Agreement will be binding upon and inure to the benefit of Buyer’s assignees; and, in the event of a default by the assignee, Buyer will remain liable for full performance of all obligations under this Agreement.

20.	DISPUTES

This Agreement will be governed by and interpreted under of the laws of the State of Michigan (specifically disclaiming the U.N. Convention on Contracts for the International Sale of Goods) and without giving effect to any choice or conflict of law rule that would cause application of the laws of any jurisdiction other than that set forth in this Section. Any controversy, claim or disputes (“Disputes”), including those related to interpretation, enforceability, validity, and construction, will be determined under the laws of the State of Michigan without regard to any conflict of law provisions. In the event of a Dispute, a Party will provide written notice to the other Party and, for the 30-day period following delivery of such notice, representatives of the Parties with decision-making authority will negotiate in good faith to resolve such Dispute. If such representatives fail to resolve the Dispute within such 30-day period, then the Dispute will be submitted to the exclusive jurisdiction of the courts of Michigan in the judicial district (state or federal) nearest to Dow Corning’s headquarters. To the extent permitted by the applicable law, any action arising, directly or indirectly, out of this Agreement must be commenced within two (2) years after the cause of action has accrued or is discovered.

21.	COMPLIANCE WITH APPLICABLE LAW AND FCPA

21.1
With respect to the matters covered by this Agreement, Dow Corning represents, warrants, and covenants to Buyer, that neither Dow Corning nor any owners, directors, officers, employees, agents, affiliates or other contractors and subcontractors (collectively, “Relevant Persons”) of Dow Corning has or will, with respect to the Products being sold hereunder, (i) violate or cause Buyer or its Relevant Persons to be in violation of the U.S. Foreign Corrupt Practices Act of 1977 as amended (15 U.S.C. §§78dd-1, et seq.) (the “FCPA”), the U.S. Travel Act, or any other applicable anti-corruption law or regulation (collectively “Anti-Corruption Laws”); (ii) with a corrupt, improper, or illegal intent directly or indirectly (through third parties) pay, provide, promise, offer, or authorize the payment or provision of any money or thing of value to (a) an official, employee, or agent of any government, military, political party, public international organization, state-owned or affiliated entity, or instrumentality thereof (collectively “Government Officials”), (b) a political party or candidate for public office, (c) any person while “knowing” (as that term is interpreted by the U.S. government in relation to the FCPA) that all or a portion of that money or thing of value will be offered, promised, paid, or provided to the foregoing persons, or (d) any other individual, entity, or organization, in order to obtain, retain, or direct approvals, licenses, permits, business, sales, tax or duty assessments, import or export clearances, or other advantages; (iii) offer, promise, authorize, provide, or incur any bribe, kickback, or other corrupt or unlawful payment, expense, contribution, gift, entertainment, travel or other

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

benefit, or advantage (collectively, “Restricted Benefits”) to or for the benefit of any Government Official, political party or candidate, or any other individual, entity, or organization; (iv) solicit, accept, or receive any Restricted Benefits; or (v) establish or maintain any unlawful funds.

21.2
Dow Corning shall keep full, true, and accurate records and accounts, in accordance with generally-accepted accounting principles, of Dow Corning’s performance under this Agreement for a period of five (5) years from the termination or expiration date of this Agreement.  The Company may upon twenty-one (21) days prior written notice audit these records (solely for the purpose of, and solely with access to the information completely necessary for determining, compliance with this Section 21) at its discretion and suspend its performance under this Agreement for the duration of such audit if Buyer reasonably suspects that Dow Corning or its Relevant Persons have violated or caused Buyer or its Relevant Persons to violate Anti-Corruption Laws.  Dow Corning shall reasonably cooperate with Buyer with such audit.  These audit rights shall last for up to five (5) years from the date of the expiration or termination of this Agreement.

21.3
Dow Corning understands and acknowledges that its material violation of the foregoing representations, warranties, covenants, terms, or conditions contained in this Section 21 shall constitute a material breach of this Agreement, and Buyer may, at its sole option, terminate this Agreement for cause and without further liability or obligation on the part of Buyer.  Any such material breach shall entitle Buyer to injunctive and other equitable relief, in addition to any other remedies which may be available, including indemnification rights under this Agreement.

22.	FEDERAL ACQUISITION REGULATIONS
Pursuant to the Federal Acquisition Regulation (FAR) 52.212-5(e)(l) and FAR 52.244-6 concerning the acquisition of commercial items, Dow Corning accepts only the following flow down contract clauses: FAR 52.219-8 (Orders of $550,000 and Greater), FAR 52.222-26, FAR 52.222-35 (Orders of $100,00 and Greater), FAR 52.222-36 (Orders of $10,000 and Greater), FAR 52.222-39 (Orders of $100,00 and Greater), FAR 52.222-41, FAR 52.247-64, FAR 52.203-13 (Orders of $5 Million and Greater), and FAR 52.222-50. Unless otherwise agreed to in writing by Dow Corning, Buyer agrees that no other clauses from the FAR or any other agency are applicable or flowed down to Dow Corning. This Agreement supersedes any other provision relating to the applicability of FAR flow down clauses to the transactions between Dow Corning and Buyer.

23.	EXPORT LAWS AND REGULATIONS

23.1
Buyer agrees to be responsible for being knowledgeable as to all laws, regulations, and requirements regarding the export, re-export, resale, shipment, or diversion of Dow Corning Product(s) or any other Dow Corning items (whether tangible or intangible, including without limitation commodities, software, technology, and technical data). Buyer acknowledges that the Product(s) referenced in Exhibit A may be subject to export control laws and regulations and may require an export license or permit prior to resale, transfer, export or re-export,

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

including the U.S. Export Administration Regulations and U.S. Department of Treasury Office of Foreign Assets Control sanction regulations.

23.2
Buyer agrees it will not in any form export, re-export, resell, ship or divert or cause to be exported, re-exported, resold, shipped or diverted, directly or indirectly, any Product or technical data furnished hereunder to any country, end-use, or end-user that requires an export license or other approval without first obtaining such license or approval. The end-users and end-uses that may require an export license or other approval include, without limitation, (i) any person, entity, organization or other party identified on an applicable government restricted party list, including for example the U.S. Department of Commerce’s Denied Persons or Entity List, the U.S. Department of Treasury’s Specially Designated Nationals or Blocked Persons List or the Department of State’s Debarred Parties List, and (ii) any end-use involving nuclear applications, chemical/biological weapons or missile, rocket systems or unmanned air vehicle applications.

23.3
Additionally, Buyer agrees to abide by the regulations of U.S. Department of Treasury, Office of Foreign Assets Control, which administers U.S. trade sanctions and embargoes. As of the date of this Agreement, OFAC regulations currently include, without limitation, Iran, Cuba, Syria and Sudan. As of the date of this Agreement, similar restrictions apply to North Korea under the U.S. Export Administration Regulations. OFAC sanctioned and embargoed countries and related regulations are currently listed at http://www.treas.gov/offices/enforcement/ofac/programs/index.shtml.

23.4
Buyer agrees to indemnify, defend and hold Dow Corning harmless from any and all costs (including attorneys’ fees) expenses, judgments, penalties, or other liabilities due to Buyer’s failure to comply with this section.

24.	WAIVER
Dow Corning’s failure to exercise a right or remedy or Dow Corning’s acceptance of a partial or delinquent payment will not operate as a waiver of any of Dow Corning’s original rights or Buyer’s obligations under this Agreement and will not constitute a waiver of Dow Corning’s right to declare an immediate or subsequent default. A waiver or failure of Buyer to enforce any provision of this Agreement will not act as a waiver of that provision or the ability to later assert that provision relative to the particular situation involved.

25.	SEVERABILITY

If one or more of the provisions of this Agreement or part(s) thereof will be found, by a court with jurisdiction, to be illegal, invalid or unenforceable, it will not affect the legality, validity, enforceability of any of the remaining provisions of this Agreement. The parties agree to attempt to substitute for any illegal, invalid or unenforceable provision or part(s) thereof, a legal, valid or enforceable provision or part(s) thereof which achieves to the greatest extent possible the objectives of the illegal, invalid or unenforceable provision.

26.	NOTICE

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

All required notices will be deemed effective upon receipt and will be in writing and mailed, postage prepaid, to the following addresses:

To Dow Corning:	To Buyer
Dow Corning Corporation	Enphase Energy, Inc.
Attn: Shane Ladwein, Director, Engineered Materials Product Line cc: General Counsel	Attn: Cristina Nguyen, Strategic Sourcing Manager cc: Legal Counsel
2200 W. Salzburg Rd	1420 N. McDowell Blvd.
Auburn, MI 48611	Petaluma, CA 94954

27.	HEADINGS
Titles and headings to articles, sections or paragraphs in this Agreement are inserted for reference only and are not intended to affect the interpretation or construction of this Agreement.

28.	ENTIRE AGREEMENT

This Agreement and the Exhibits attached hereto constitute the entire understanding between the parties with respect to the subject matter of this Agreement and supersede any prior discussions, representations, negotiations, agreements, memoranda of understanding, term sheets and the like. Additional or different terms contained in any Buyer or Dow Corning document (including, without limitation, any purchase order, estimate, order acknowledgment, or payment remittance) will not be binding, and will not create, nor be construed to create any modification of Buyer’s or Dow Corning’s rights or obligations under this Agreement. Modifications to this Agreement must be made in a writing with specific reference to this Agreement and signed by each party. This Agreement will be considered for all purposes as prepared through the joint efforts of the Parties and will not be construed against one Party or the other as a result of the manner in which this Agreement was negotiated, prepared, drafted or executed.

29.	RIGHTS OF THIRD PARTIES

Except as expressly provided in this Agreement, no term of this Agreement will be enforceable by a person other than the Parties or the permitted successors and assignees of the Parties.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

	DOW CORNING CORPORATION		ENPHASE ENERGY, INC.

By:	/s/ Thomas H. Cook	By:	/s/ Paul Nahi
Name:	Thomas H. Cook	Name:	Paul Nahi
Title:	Senior VP, Sales &	Title:	President and CEO
Customer Experience
Date:	April 22, 2014	Date:	April 22, 2014

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A

PRODUCT(S), CONTAINERS AND PRICES

Product	Container	Price/ LB or KG
Dow Corning© EE-[***] Encapsulant Enphase Item Numbers: 751-00127-01 751-00128-01	Product is sold in two parts (Part A and Part B), each of which will be packed in 225kg drums.	US$[***]/ KG

If the Minimum Volume Commitment is met for calendar year [***], then the PRODUCT(S), CONTAINERS AND PRICES for calendar year [***] will be as follows:

Product	Container	Price/ LB or KG
Dow Corning© EE-[***] Encapsulant Enphase Item Numbers: 751-00127-01 751-00128-01	Product is sold in two parts (Part A and Part B), each of which will be packed in 225kg drums.	US$[***]/ KG

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT B

PRODUCT SPECIFICATIONS

(See attached)

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Dow Corning® [***]

Low Stress    Encapsulant
Product Specifications

Doc. No.    360-00102
Revision    1.0

Modification History

Revision	Date	Author	Description of Change
1.0	02-28-14	Tom Krizner, Sr. Staff Engineer, Mechanical	Initial release in Arena

Approvals (see Arena)

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

NameTitleDepartment
Arvind Krishna	Director, Mechanical Engineering	Engineering
Peter Tarver	Compliance and Homologation Technical Lead	Quality and Reliability
Thad Pearson	Director, Manufacturing Engineering	Manufacturing
Rob Howard	Director, Global Manufacturing and Supplier Quality	Manufacturing
Jeff Rosen	Director, Supply Chain	Manufacturing

1420 N. McDowell Blvd., Petaluma, CA 94954    [t] 707-763-4784 [f] 707-763-0784    enphase.com

Material Specifications of Encapsulant:

The Dow Corning® [***] low stress encapsulant shall be a two-part addition-cure silicone system. The mix ratio of the component parts shall be 1:1 by volume or weight percent. The un-cured silicone encapsulant component material parts A and B shall have a minimum 12 months remaining shelf life from date of receipt.(1) The material properties of silicone encapsulant shall meet the specifications listed in
Table 1 below.(2)

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Material property(3)	Unit	Test Standard	Critical-to-Quality	Specification(4)
				LCL	Target or Nominal	UCL
Specific gravity, parts A and B		ASTM D792/ Dow Corning CTM 0022	YES	[***]	[***]	[***]
Filler particle size	µm	By Dow Corning’s Filler Supplier (3rd Party)(5)	YES	[***]	[***]	[***]
Viscosity at 25 ºC, parts A and B	cps	ASTM D4282(6)	YES	[***]	[***]	[***]
Viscosity at 25 ºC, mixed	cps	ASTM D4282(6)		[***]	[***]	[***]
Gel time at 25 ºC	minutes	Dow Corning CTM 0674A(7)		[***]	[***]	[***]
Gel time at 50 ºC	minutes	Dow Corning CTM 0674A7	YES	[***]	[***]	[***]
Cure time at 25 ºC	hours	Rheometry(8)		[***](12)	[***]	[***](12)
Cure time at 50 ºC	minutes	Rheometry(8)		[***](12)	[***]	[***](12)
Durometer(9)	Type 00	ASTM D2240/ Dow Corning CTM 0099(10)	YES	[***]	[***]	[***]
Durometer	Type 000	ASTM D2240/ Dow Corning CTM 0099(10)	YES	[***]	[***]	[***]
Young’s Modulus (tensile, 0 to 10% elongation)	MPa	ASTM D412/ ASTM E111(11)		[***]	[***]	[***]
Chord modulus (tensile, 100% elongation)	MPa	ASTM D412/ ASTM E111(11)		[***]	[***]	[***]
Tensile strength	MPa	ASTM D412		[***]	[***]	[***]
Tensile elongation at break	%	ASTM D412		[***]	[***]	[***]
CTE (-40 ºC to 105 ºC)	µm/m-ºK	Dow Corning CTM 0562		[***]	[***]	[***]
Glass Transition Temperature	ºC	ASTM E381		[***]	[***]	[***]
Thermal conductivity	W/m- ºK	ASTM E1530		[***]	[***]	[***]
Water absorption (24 hours)%		ASTM D570		[***]	[***]	[***]
Water absorption (21 days)%		ASTM D570		[***]	[***]	[***]
Adhesion strength, Al substrate,180 deg peel	N/m	ASTM D903		[***](12)	[***]	[***]
Adhesion strength, FR-4 substrate,180 deg peel	N/m	ASTM D903/Dow Corning CTM 0293		[***](12)	[***]	[***]

Table 1 - Material Specifications of Encapsulant

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

UL Certification Requirements

The Dow Corning® [***] low stress encapsulant will require UL certification. The UL rating requirements are listed in Table 2 below.

Property	Test standard	Acceptance
Vertical burn	UL 94	[***] (at [***] to [***])
Hot wire ignition (HWI)	UL 746/ ASTM D3874	PLC ≤ [***]
High current arc ignition (HAI)	UL 746/ ASTM D3874	PLC ≤ [***]
Relative temperature index (electrical)	UL 746	≥ [***] deg C
Relative temperature index (impact)	UL 746	≥ [***] deg C
Relative temperature index (strength)	UL 746	≥ [***] deg C
Comparative tracking index (CTI)	UL 746	PLC ≤ [***]
Dielectric strength (kV/mm)	UL 746	≥ [***]
Volumetric resistivity, dry (ohm-cm)	UL 746	≥ [***] x [***]
Volumetric resistivity, wet (ohm-cm)	UL 746	≥ [***]6
Table 2- UL Certification Requirements of Encapsulant

Notes:

(1) A minimum 12 month remaining shelf life is required by Enphase Energy from the date of receipt at our designated warehouse location. A deviation request and approval is required to ship any material which does not meet the minimum remaining shelf life of 12 months from date of receipt. All shipments starting in August, 2014 must have a minimum 12 months remaining shelf life from date of receipt. Testing shall be performed by Dow Corning to verify a 12 month shelf life by June 30, 2014.

(2) Each manufactured lot of Dow Corning® [***] encapsulant materials shall be tested and verified by Dow Corning to meet the specification of Critical-to-Quality (CTQ) material properties as listed in Table 1. Test results shall be recorded on the Dow Corning Certificate of Analysis (CoA). CoAs shall be provided with each shipment of material and indicate the specification value and the as-measured value.
Properties listed in Table 1 that are not listed as Critical-to-Quality are typical properties and do not require testing for each batch. Testing of these properties

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

shall be performed by Dow Corning and test data shall be furnished to Enphase Energy for design verification purposes. After Enphase Energy releases the material for production for manufacturing of Enphase Energy products (i.e., completion of PPAP), only the Critical-to-Quality properties are tested on a lot-to-lot basis.

(3)Material properties of cured material shall be tested using material specimens cured at 50 ºC. Full cure shall be defined as the point when the material develops 90% of its shear modulus (G') and loss shear modulus (G'') as measured using Dynamic Mechanical Analysis (DMA) methods (per ASTM D4065). In lieu of DMA (i.e., rheometry), material may be deemed fully cured with a Type 000 durometer measurement of 37 (minimum) and verification of no wet or softer surfaces on the material compared to the oven exposed surface of the material by cross sectional cutting and visual examination.

(4)The specification of a Lower Control Limit (LCL), Target or Nominal, and Upper Control Limit (UCL) has been established to accommodate production variation between batches based on limited production runs of the material. After Enphase Energy releases the material for production for manufacturing of Enphase Energy products (i.e., completion of PPAP), Dow Corning shall test no fewer than 10 unique production batches to establish the final LCL and UCL based on a Statistical Process Control methodology. Dow Corning shall furnish this data to Enphase Energy by June 30, 2014 or, within 6 weeks of the 10th unique production batch, whichever occurs first.

(5) A Certificate of Analysis (CoA) from Dow Corning filler Supplier’s (3rd party) indicating maximum filler particle size shall be furnished to Enphase Energy by Dow Corning upon request if deemed necessary by Enphase Energy (e.g., Quality audit, troubleshooting for root cause failure analysis, etc.). Redacted versions of the Certificate of Analysis (CoA) may be provided to Enphase Energy by Dow Corning in order to remove sensitive or proprietary information that is not directly related to maximum filler particle size data or root cause failure analysis of Enphase Energy products.

(6)Recommended instrument: HBDV-III ultra, Spindle No. 3, 100 rpm

(7)Recommended instrument: Techne FGT6 Gelation Timer, using F0985 22mm

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

stainless steel plunger and F7846 sample cups

(8)Recommended instrument: Parallel Plate Rheometer, 10rad/sec, 1% strain

(9)Type 00 durometer is not intended as a long term specification for this material. The specification of a Type 00 durometer shall be used as a benchmark during the material development process and as a Critical-to-Quality property for production batches until such time when the specification of Type 000 durometer LCL and UCL have been finalized. See note 4 above.

(10)Recommended instrument: PTC 412 Classic Style Durometer Type 000, 470 deadweight test stand, Fisher Scientific, Q8-732-104 aluminum dish, sample thickness should be 10 +/- 1mm

(11)The determination of Young’s modulus and Chord modulus (per ASTM E111) using tensile testing methods (per ASTM D412, standard dumbbell Type D412 C specimens, 0.5mm thick) shall be used as a benchmark during the material development process. In addition, Dow Corning shall furnish test data to Enphase Energy indicating elastic modulus (E'), loss modulus (E''), shear modulus (G'), and loss shear modulus (G'') of the material over the temperature range of -40 deg C to 115 deg C as measured using Dynamic Mechanical Analysis (DMA) methods (per ASTM D4065).

(12)Material property values listed as TBD shall be tested by Dow Corning and test data shall be furnished to Enphase Energy by June 30, 2014.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.